EXHIBIT 99.1

Press Contact: David Rainey Debt Resolve, Inc. drainey@debtresolve.com (914) 949-5500 x238

Press Release

Debt Resolve, Inc. Provides 2011 Shareholder Update

Tarrytown, New York (January 17, 2012) – Debt Resolve, Inc. (OTCBB: DRSV) (the "Company"), the premier web collections solutions provider, announced that it is providing a general shareholder update through this letter.

David Rainey, Debt Resolve’s President and Chief Financial Officer, stated, “2011 was a solid year that built the critical base necessary for a significantly improved 2012.  We expect this year to demonstrate rapid revenue growth and believe that 2012 will be a record revenue year for the company.  We also expect to deliver further technical enhancements which will extend our best-in-class technology lead on our competitors during 2012.”

Sales

During late 2011, we secured agreement from our existing Top 5 global bank client to expand our relationship from the current one country configuration to a total of eighteen countries, with twelve completing implementation in 2012.  The first four additional countries are scheduled for implementation by April 2012 with the remainder being implemented during the course of 2012.  This should have a good impact on our expected revenues going forward.

We also expanded our existing relationship with a Top 10 domestic bank to add their student loan business to our existing DDA account recovery business, effectively doubling our business with this client.

We have restarted a previous relationship with another Top 10 domestic bank in their auto collections business and are adding their student loan business as well at this time.

In late 2011, we went live with our new client RGS Financial with over 600,000 accounts loaded and over $900 million face value.  As expected, the client has achieved expected results the first month on the DR Collect™ solution.

We also recently launched our own private label solution “iSettleNow.com™”.  This solution incorporates the best of our DR Settle™ and DR Prevent™ technology.  To date, we have one signed client for this offering and have two more contracts pending for a current total of three new clients.

Partnerships

In late 2010, we initiated a strategy of establishing partnerships with major collection industry providers to drive rapid adoption of our technology in their client bases.  To date, we have executed 14 partnerships with large billers, collection software providers, payment processors, analytics vendors and expect to announce more progress throughout the coming year.

In November, we announced a partnership with a very large BPO provider.  The integration of our web solutions into their collection platform is in progress, and the first two client meetings have been scheduled for this month.  These two prospective clients are a very large consumer service company and a large utility client.  We are also working with this provider on the rollout of the Top 5 global bank client implementation discussed above.  This represents another good opportunity for increasing revenues, and we will update you as we make further progress.

We also announced a partnership with Resolution Services Group to launch a new tax season web collection solution called “TaxSeasonSettlements.com™”.  To date, we have one TaxSeason client in implementation and two more contracts pending signature for a current total of three new clients.  We expect additional clients to join the program as well.

We have entered the healthcare sector with our partner ResolveMy.com Inc. and launched the PatientPayPort™ solution with them.  To date, we have our first hospital contract out for signature and have done a number of additional solution demonstrations.  We are also working with another reseller in the hospital space and have made a presentation to a large group of hospitals in the South.  This vertical has solid growth potential for us, and our goal is to further penetrate it moving forward.

We have completed integration with our partner CDS and their Collect One software solution.  CDS is now marketing our solutions to their clients, and we have completed a number of solution demonstrations and are working to secure our first clients with this partner.

We have also established partnerships with Billing Tree (certification completed), PayNearMe, Predictive Metrics (SunGard), Uni-Source 2000, CollectTech Systems, ComTech Systems, QSoft, ePay Healthcare and others.  Our focus now is on our marketing efforts with these partners to their client bases in order to further accelerate our revenue growth.

Technology

A number of major technology upgrades were completed during 2011.  First, the company launched DR Collect™, a specialized solution targeted to collection agencies and law firms.  DR Collect mitigates most of the manual implementation process for these small businesses.  Next, we completed an upgrade to our patented DR Settle™ to provide the consumer counter offers when they were not successful during the blind bidding offer process.

In January 2012, we completed a general upgrade to all solutions to provide true multiple account functionality.  This functionality efficiently handles multiple consumer accounts per client and allows for balance consolidation and a single payment by the consumer that is able to be allocated to the settled accounts as desired.  At the same time, we launched our new “breadcrumb” functionality that allows a consumer to see their exact progress through the various screens and resolutions offered to them, so that they can go back and forth to enhance reaching a settlement.

Finally, we launched a complete upgrade to our marketing website during 2011.  The new website provides better information on each of our solutions and also provides for better prospective client interaction by allowing requests for demonstrations or pricing right from our website.  We continue to provide best-in-class investor information for our investors as well.

Summary

Michael Cassella, Debt Resolves Chief Operating Officer, stated, I have always believed the company offers industry changing technology, and the time is now ripe for the industry to embrace our functionality. I continue to be impressed by the clear advantage in functionality that the Debt Resolve solutions have over any competing solution in the market, and our strategy of building partnerships with industry leaders is beginning to yield much better new revenue results. In addition, we have expanded our relationships with our existing client base significantly in late 2011 and early 2012 and anticipate our revenue will increase markedly as a result of these efforts. We expect that all of our activities last year will combine to deliver greatly improved results in 2012. We would like to thank our shareholders for their continued patience and appreciate the confidence you have extended to the company.

About Debt Resolve, Inc.

Debt Resolve provides lenders, debt buyers, collection agencies, collection law firms and hospitals with a patent-protected online bidding system for the resolution and settlement of consumer debt as well as a collections and skip tracing solution that is effective at every stage of collection and recovery. The company also provides web-based payment platforms for the financial and healthcare industries. The company is publicly held and trades on the OTC Bulletin Board under the symbol DRSV. Debt Resolve is headquartered in Tarrytown, New York. For more information, visit http://www.b2i.us/irpass.asp?BzID=1976&to=ea&s=0.

Forward Looking Statements

Certain statements in this press release and elsewhere by management of the Company that are neither reported financial results nor other historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Included in such forward-looking statements are specifically the comments under the sections labeled Sales, Partnerships, Summary and the introductory quote by Mr. Rainey. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of the Companys operations. Debt Resolve undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised to consult any further disclosures made on related subjects in the Companys reports filed with the SEC. For more information, visit http://www.b2i.us/irpass.asp?BzID=1976&to=ea&s=0.